SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934



                                March 29, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  1-31895                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                            5215 West Laurel Street
                             Tampa, Florida  33607
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 29, 2006, Odyssey Marine Exploration, Inc. (the "Company") entered into an Amended and Restated Revolving Credit Agreement with Mercantile Bank (the "Bank"). The Amended and Restated Credit Agreement replaces the Company's prior agreement with Mercantile Bank. The Amended and Restated Credit Agreement reduced the amount of the commitment from Mercantile Bank from $6 million to $3 million; eliminated all $4 million of gold coins from collateral and increased the number of collateralized silver coins held by the custodian from 10,000 to 15,000 coins; revised certain loan covenants for reporting; and increased certain thresholds for notification and approval by Mercantile Bank. There is currently approximately $12,000 outstanding under this line of credit.

     The Amended and Restated Revolving Credit Agreement, the related Amended and Restated Revolving Credit Note and the related Amended and Restated Security Agreement are filed as exhibits hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The exhibits identified below are filed as part of this report:

     Exhibit 10.1 Amended and Restated Revolving Credit Agreement with Mercantile Bank dated March 29, 2006

     Exhibit 10.2 Amended and Restated Revolving Credit Note to Mercantile Bank dated March 29, 2006

     Exhibit 10.3 Amended and Restated Security Agreement with Mercantile Bank dated March 29, 2006



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: April 3, 2006            By: /s/ Michael J. Holmes
                                    Michael J. Holmes
                                    Chief Financial Officer